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                                                                  EXHIBIT 99.1





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                          AGREEMENT AND PLAN OF MERGER



                           Dated as of August 4, 1997



                                      Among


                               JOHNSON & JOHNSON,


                                LIMA MERGER CORP.


                                       And


                                 GYNECARE, INC.





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                                TABLE OF CONTENTS



                                                                            Page

                                    ARTICLE I

                                   The Merger

SECTION 1.01.    The Merger.................................................   2
SECTION 1.02.    Closing....................................................   2
SECTION 1.03.    Effective Time.............................................   2
SECTION 1.04.    Effects of the Merger......................................   2
SECTION 1.05.    Certificate of Incorporation and
                        By-Laws.............................................   2
SECTION 1.06.    Directors..................................................   3
SECTION 1.07.    Officers...................................................   3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

SECTION 2.01.    Effect on Capital Stock....................................   3
SECTION 2.02.    Exchange of Certificates...................................   4


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.    Representations and Warranties of
                        the Company.........................................   8
SECTION 3.02.    Representations and Warranties of
                        Parent and Sub......................................  21


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

SECTION 4.01.    Conduct of Business........................................  25
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                                                                               2


                                                                            Page

SECTION 4.02.    No Solicitation............................................  30
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                                                                               3


                                                                            Page

                                    ARTICLE V

                              Additional Agreements

SECTION 5.01.    Preparation of the Form S-4 and the
                        Proxy Statement; Stockholders
                        Meeting............................................. 31
SECTION 5.02.    Letters of the Company's Accountants....................... 32
SECTION 5.03.    Letters of Parent's Accountants............................ 32
SECTION 5.04.    Access to Information;
                        Confidentiality..................................... 33
SECTION 5.05.    Reasonable Efforts; Notification........................... 33
SECTION 5.06.    Stock Options.............................................. 34
SECTION 5.07.    Indemnification............................................ 36
SECTION 5.08.    Fees and Expenses.......................................... 37
SECTION 5.09.    Public Announcements....................................... 37
SECTION 5.10.    Affiliates................................................. 38
SECTION 5.11.    Stock Exchange Listing..................................... 38
SECTION 5.12.    Pooling of Interests....................................... 38
SECTION 5.13.    Stockholder Agreement Legend............................... 38
SECTION 5.14.    Tax Treatment.............................................. 39
SECTION 5.15.    Five Million Dollar
                   Credit Facility.......................................... 39
SECTION 5.16     One Million Dollar
                   Credit Facility.......................................... 39


                                   ARTICLE VI

                              Conditions Precedent

SECTION 6.01.    Conditions to Each Party's
                        Obligation To Effect the Merger..................... 40
SECTION 6.02.    Conditions to Obligations of Parent
                        and Sub............................................. 40
SECTION 6.03     Conditions to Obligation of the
                        Company............................................. 42
SECTION 6.04.    Frustration of Closing Conditions.......................... 43
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                                                                               4

                                                                            Page

                                   ARTICLE VII

                        Termination, Amendment and Waiver

SECTION 7.01.    Termination................................................ 43
SECTION 7.02.    Effect of Termination...................................... 45
SECTION 7.03.    Amendment.................................................. 45
SECTION 7.04.    Extension; Waiver.......................................... 45

                                  ARTICLE VIII

                               General Provisions

SECTION 8.01.    Nonsurvival of Representations and
                        Warranties.......................................... 46
SECTION 8.02.    Notices.................................................... 46
SECTION 8.03.    Definitions................................................ 47
SECTION 8.04.    Interpretation............................................. 48
SECTION 8.05.    Counterparts............................................... 48
SECTION 8.06.    Entire Agreement; No Third-Party
                        Beneficiaries....................................... 49
SECTION 8.07.    Governing Law.............................................. 49
SECTION 8.08.    Assignment................................................. 49
SECTION 8.09.    Enforcement................................................ 49
SECTION 8.10.    Severability............................................... 50


Exhibit A        Form of Company Affiliate Letter
Exhibit B        Five Million Dollar Credit Facility
Exhibit C        Principal Stockholders
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                                    AGREEMENT AND PLAN OF MERGER dated as of
                           August 4, 1997, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), LIMA MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and GYNECARE, INC., a Delaware corporation (the "Company").


            WHEREAS the respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole stockholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

            WHEREAS, substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain affiliate stockholders (the "Principal Stockholders") of the Company set forth in Exhibit C hereto have entered into a Stockholder Agreement (the "Stockholder Agreement");

            WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.
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                                                                               2

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   The Merger

            SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 8.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

            SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

            SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the
Certificate of Merger is duly filed with the Delaware Secretary of State,
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                                                                               3

or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

            SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

            SECTION 1.05. Certificate of Incorporation and By-Laws. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, subject in all cases to Section 5.07, except that the name of the Surviving Corporation in such Certificate of Incorporation will be changed to be "Gynecare, Inc.".

            (b) The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law (subject in all cases to Section 5.07).

            SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

            SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
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                                                                               4


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

            SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

            (a) Capital Stock of Sub. Each issued and out standing share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

            (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number (the "Exchange Ratio") of fully paid and nonassessable shares of Parent Common Stock equal to the amount obtained by dividing the Per Share Price (as hereinafter defined)
      by the Average Closing Price (as hereinafter defined). The issuance of such shares of Parent Common Stock shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-4 (the "Form S-4") as described in
      Section 5.01 hereof. The "Per Share Price" shall mean $8.46. The "Average Closing Price" shall mean the average per share closing price of Parent Common Stock for the 20 full trading days preceding the date of the last full trading day prior to the Stockholders Meeting (as defined in
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                                                                               5

      Section 5.01) or any adjournment or postponement at which the Stockholder Approval (as defined in Section 3.01(q)) is obtained, as such prices are reported on the New York Stock Exchange, Inc. ("NYSE") Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays or declares an extraordinary dividend with a record date prior to the Effective Date, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

            SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of
the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any
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                                                                               6


cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.01 in exchange for outstanding shares of Company Common Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify)
and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of
Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered, if, upon
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                                                                               7


presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 2.02(c) or 2.02(e).

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

            (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the date of the Stockholders Meeting, as such price is reported on the NYSE Composite Transactions Tape (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source).
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                                                                               9

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                                   ARTICLE III

                         Representations and Warranties

            SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

            (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and Bylaws, in each case as amended to the date hereof.

            (b) Subsidiaries. The Company does not own any capital stock or other ownership interest in any person.

            (c) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on August 1, 1997, (i) 8,295,693 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 2,034,210 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company

      Stock Plans (as defined in Section 5.06). Except as set forth above, at the close of business on August 1, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Stock Options (as defined in Section 5.06)) to receive shares of Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company. As of the date of this Agreement, the Principal Stockholders are the beneficial owners of a number of shares of Company Common Stock that in the aggregate constitutes greater than 50% of the votes entitled to be cast at the Stockholders Meeting, and on or prior to August 11, 1997, the Principal Stockholders will be the record owners of a number of shares of Company Common Stock that in the aggregate constitutes greater than 50% of the votes entitled to be cast at the Stockholders Meeting.

            (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under, any provision of (i) the Restated Certificate of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other material contract, agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Company or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval by the Company's stockholders of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

            (e) SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company since November 22, 1995 (the "SEC Documents").

      As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be; and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, none of the SEC Documents at the time they were filed contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes). Except as set forth in the Filed SEC Documents (as defined in Section 3.01(g)) or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be disclosed on a balance sheet of the Company and which, individually or in the aggregate, would have a material adverse effect on the Company.

            (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed SEC Documents") and, in the case of clauses (ii), (iii), (iv), (vi) and (vii) only, until the date hereof, since the date of the most recent financial statements included in the Filed SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change (as defined in Section 8.03) in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents, (y) any granting by the Company to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed SEC Documents or (z) any entry by the Company into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company, (vi) any change in accounting methods, principles or practices by the Company having a material adverse effect on the Company, except insofar as may have been required by a change in GAAP or (vii) any tax election that individually or in the aggregate would have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

            (h) Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company that individually or in the aggregate would have a material adverse effect on the Company.

            (i) Contracts. Except as disclosed in the Filed SEC Documents as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit to any Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. The Company is not in violation of nor in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, obligation, commitment, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. The Company has not entered into any contract, agreement obligation, commitment, arrangement or understanding with any affiliate (as defined in Section 8.03) of the Company that is currently in effect other than agreements that are (i) disclosed in the Filed SEC Documents or (ii) not of a nature required to be disclosed in the SEC Documents. Except as set forth as exhibits to the Filed SEC Documents, the Company is not a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

            (j) Compliance with Laws. (i) The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. The Company has in effect all Federal, state and local, domestic and foreign, governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted; there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on the Company; and the Merger, in and of itself, would not cause the revocation or cancelation of any such Permit, which revocation or cancelation would have a material adverse effect on the Company.

            (ii) The term "Environmental Laws" means any applicable and binding Federal, state or local, domestic or foreign, statute, law, ordinance, rule, regulation, Permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C.
      Section 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material or (C) the health or safety of employees in the workplace environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. Section 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing material, (5) PCBs or materials containing PCBs and (6) any material regulated as a medical waste or infectious waste.

            (iii) During the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site, and the Company has not disposed of any Hazardous Material in a manner that has led, or would reasonably be anticipated to lead to, a Release of Hazardous Material, except in each case for those Releases and disposals which individually or in the aggregate would not have a material adverse effect on the Company, and except as disclosed in the Filed SEC Documents. Prior to the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, to the knowledge of the Company, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported shipped or disposed of from, such properties, and, to the knowledge of the Company, there were no Releases of Hazardous Material in, on, under or affecting any such property or any surrounding site, except in each case for the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material and Releases which, individually or in the aggregate, would not have a material adverse effect on the Company, and except as disclosed in the Filed SEC Documents. As of the date hereof, the Company has not received any written notice of, or entered into or assumed by contract or operation of law any indemnification obligation, order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties or (C) payment for any response action relating to or remediation of Hazardous Material at or arising from any of the Company's properties or any other properties, except in each case as may be disclosed in the Filed SEC documents or for any such notices, obligations, orders, settlements or decrees which individually or in the aggregate would not have a material adverse effect on the Company.

            (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed SEC Documents, since the date of the most recent financial statements included in the Filed SEC Documents and until the date hereof, there has not been any adoption or amendment in any material respect by the Company of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of the Company (collectively, "Benefit Plans"). Except as disclosed in the Filed SEC Documents, as of the date hereof there exist no currently binding employment, severance, termination or indemnification agreements or material consulting agreements between the Company and any current officer, director or employee of the Company. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. Since March 8, 1994, the Company has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

            (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in
      Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c),
      (m) or (o) of the Code (a "Commonly Controlled Entity") for the benefit of any current or former officers, directors or employees of the Company. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

            (ii) All Pension Plans have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

            (iii) Neither the Company nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

            (iv) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

            (v) Section 3.01(l)(v) of the Company Disclosure Schedule lists all Stock Options outstanding as of August 1, 1997, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

            (vi) No employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

            (vii) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowances under Section 162(m) of the Code.

            (m) Taxes. The Company has filed all tax returns and reports required to be filed by it and has paid all material taxes required to be paid by it, and the most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. None of the United States Federal income tax returns of the Company have been examined by the United States IRS for the fiscal years through December 31, 1996. The Company has taken no action and knows of no fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

            (n) No Parachute Payments. No amount will be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any officer, director or employee of the Company under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan of the Company.

            (o) Title to Properties. (i) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not have a material adverse effect on the Company. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not have a material adverse effect on the Company.

            (ii) The Company has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as would not individually or in the aggregate have a material adverse effect on the Company. The Company enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

            (p) Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the

      Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right. The Company has not licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

            (q) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting or any adjournment or postponement thereof to approve and adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and approve the transactions contemplated hereby.

            (r) State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement.

            (s) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Alex. Brown & Sons, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel, or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

            (t) Opinion of Financial Advisor. The Company has received the opinion of Alex, Brown & Sons dated the date hereof, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a signed copy of which opinion has been promptly delivered to Parent.

            (u) Accounting Matters. The Company has not taken nor agreed to take any action that, to the Company's knowledge, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

            (v) Distribution Agreements. Section 3.01(v) of the Company Disclosure Schedule sets forth a complete list of all contracts or agreements (whether or not in written form), to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products. The Company has made available to Parent and its representatives true and correct copies of all contracts and agreements to which the Company is a party as of the date hereof relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company.

            SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

            (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and By-Laws and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date hereof.

            (b) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Stockholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement (and, in the case of Parent, the Stockholder Agreement) or to consummate the transactions contemplated hereby (or, in the case of Parent, those contemplated by the Stockholder Agreement). This Agreement (and, in the case of Parent, the Stockholder Agreement) has been duly executed and delivered by Parent and Sub, as applicable, and constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement and the Stockholder Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement and compliance with the provisions of this Agreement and the Stockholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the Certificate of Incorporation or By-Laws of Parent or Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, bond, note, mortgage, indenture, lease or other material contract, agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or
      (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree in each case applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Stockholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Stockholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act, (2) the filing with the SEC of the Form S-4 and such reports under the Exchange Act as may be required in connection with this Agreement or the Stockholder Agreement and the transactions contemplated by this Agreement or the Stockholder Agreement, (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) filings with the NYSE and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings (i) as may be required under the "blue sky" laws of various states or (ii) the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

            (c) Parent SEC Documents. Parent has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by Parent since January 1, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later-filed Parent SEC Document, none of the Parent SEC Documents at the time it was filed contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes).

            (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

            (e) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents (as defined in Section 3.02(c)) filed with the SEC by Parent and publicly available prior to the date of this Agreement ("Filed Parent SEC Documents"), since the date of the most recent financial statements included in the Filed Parent SEC Documents and, only in the case of clauses (ii) and (iii) below, through the date of this Agreement, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any material adverse change in Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock (except for regular quarterly cash dividends) or (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

            (f) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

            (g) Accounting Matters. Parent has not taken nor agreed to take any action that, to Parent's knowledge, would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

            SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its businesses in the ordinary course consistent with the manner as heretofore conducted and use reasonable efforts to comply in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, other than as set forth in Section 4.01 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company shall not without Parent's consent:

            (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06) or
      (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of the Company or any rights, warrants or options to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their existing stock option or purchase agreements;

            (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of Company Common Stock upon the exercise of Stock Options outstanding on the date of this Agreement and in accordance with their present terms or as contemplated by Section 5.06);

            (iii) amend its Restated Certificate of Incorporation or Bylaws;

            (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000, except purchases of inventory, components and raw materials in the ordinary course of business consistent with past practice and except for capital expenditures (which are covered by clause
      (vii) below);

            (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice;

            (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than pursuant to the Company's existing line of credit with Silicon Valley Bank or any similar replacement line of credit in an aggregate amount (including amounts outstanding on the date hereof) not to exceed $1.3 million), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than (I) as provided for under any current Benefit Plan or other current benefit plan of the Company in the ordinary course of business consistent with past practice and (II) for advances to customers and employees, in each case in the ordinary course of business consistent with past practice;

            (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $100,000;

            (viii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any materially adverse respect, any confidentiality, standstill or similar agreements to which the Company is a party;

            (ix) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

            (x) enter into any contracts, agreements, binding arrangements or understandings relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company, other than pursuant to any such contracts, agreements, arrangements or understandings currently in place in accordance with their terms as of the date hereof;

            (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (A) adopt, enter into, terminate or amend any collective bargaining agreement or Benefit Plan for the benefit or welfare of any current or former officer, director or employee,
      (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan or any other benefit plan or arrangement of the Company, (D) increase in any manner the severance or termination pay of any officer or employee, (E) enter any employment, consulting (other than in the ordinary course of business consistent with past practice), severance, termination or indemnification agreement with any current or former employee, officer or director, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan or (H) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan;

            (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business;

            (xiii) form any subsidiary of the Company;

            (xiv) except as required by GAAP, make any change in accounting methods, principles or practices; or

            (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

            (b) Notice. Promptly upon receipt thereof, the Company shall notify Parent of the receipt by it of any written notice from any Governmental Entity of any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws.

            (c) Certain Tax Matters. From the date hereof until the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any extensions);
(ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's tax liabilities or tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) the Company will not make any material tax election without Parent's consent.

            (d) Patent Action. Promptly upon receipt thereof, and, if reasonably practicable, no later than two business days after receipt thereof, the Company shall (i) notify Parent of the receipt by it or its licensor of any communication or correspondence of any kind (whether written or oral) from the United States Patent and Trademark Office relating to the Patent Action (as defined in Section 7.01(d)) and (ii) provide Parent with a copy of such communication or correspondence, or if any such communication or correspondence shall have been made orally, a summary thereof in writing.

            SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company shall be deemed to be a breach of this Section 4.02(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than the purchase of the Company's products in the ordinary course of business) or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting securities of the Company or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

            (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for non-public information which the Company reasonably believes would lead to a Takeover Proposal or of any Takeover Proposal, or any inquiry with respect to or which the Company reasonably believes would lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

            (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company's stockholders if, in the good faith judgment of the majority of the members of the Board of Directors of the Company, after consultation with independent counsel, failure to so disclose would be inconsistent with applicable laws; provided that none of the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                    ARTICLE V

                              Additional Agreements

            SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and under the Company Stock Plans. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement.

            (b) The Company will, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

            SECTION 5.02. Letters of the Company's Accountants. (a) The Company shall use its reasonable efforts to cause to be delivered to Parent two letters from Coopers & Lybrand L.L.P., the Company's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent.

            (b) The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Coopers & Lybrand L.L.P., addressed to Parent and the Company, dated as of the Closing Date, stating that (i) Coopers & Lybrand L.L.P. concurs with management's conclusion that, as of such date, no conditions exist with respect to the Company which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

            SECTION 5.03. Letters of Parent's Accountants. (a) Parent shall use its reasonable efforts to cause to be delivered to the Company two letters from Coopers & Lybrand L.L.P., Parent's independent public accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in the form customarily given to underwriters in securities offerings of Parent in the past.

            (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a letter from Coopers & Lybrand L.L.P., addressed to the Company and Parent, dated as of the Closing Date, stating that (i) Coopers & Lybrand L.L.P. concurs with management's conclusion that, as of such date, no conditions exist with respect to Parent which would preclude accounting for the Merger as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations and (ii) the basis for such a concurrence is Coopers & Lybrand L.L.P.'s belief that the criteria for such accounting treatment have been met.

            SECTION 5.04. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall make available to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of United States Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and controlled affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement dated as of December 6, 1996, between an affiliate of Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement").

            SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of any significant asset or collection of assets.

            (b) The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            (c) Parent shall give prompt notice to the Company of any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

            SECTION 5.06. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans, as defined below) shall adopt such resolutions or take such other actions as may be required to effect the following:

            (i) adjust the terms of all outstanding options to purchase shares of Company Common Stock (the "Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former officers, directors, employees or consultants of the Company (the "Company Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

            (ii) make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

            (b) The adjustments provided herein with respect to any Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

            (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Stock Options outstanding at the Effective Time shall be obligations of Parent following the Effective Time.

            (d) No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

            (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

            (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and the United States Federal withholding tax information, if any, required in accordance with the related Company Stock Plan.

            (g) The Company shall terminate the Company's 1995 Employee Stock Purchase Plan ("ESPP") by having its Board of Directors amend the ESPP as necessary to provide that: (i) any shares of Company Common Stock to be purchased under the ESPP on a new "Exercise Date" (as such term is defined in the ESPP) set by the Board of Directors of the Company, which Exercise Date shall be on the last trading day immediately prior to the Effective Time, or such earlier time as the Board shall specify, and (ii) immediately following such purchase of shares of Company Common Stock, the ESPP shall terminate.

            (h) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

            SECTION 5.07. Indemnification. (a) From and after the consummation of the Merger, Parent will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to (i) each indemnification agreement in effect at such time between the Company and each person who is or was a director or officer of the Company at or prior to the Effective Time and (ii) any indemnification provisions under the Company's Restated Certificate of Incorporation or By-laws as each is in effect on the date hereof (the persons to be indemnified pursuant to the agreements or provisions referred to in clauses (i) and (ii) of this Section 5.07(a) shall be referred to as, individually, the "Indemnified Party"). The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification and exculpation from liability set forth in the Company's Certificate of Incorporation and By-laws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective time in any manner that would adversely affect the rights thereunder of any Indemnified Party.

            (b) Notwithstanding anything to the contrary contained in this Agreement, from and after the date hereof, the Company may enter into indemnification agreements, or amend existing indemnification agreements, with current directors and officers of the Company providing for customary provisions under Delaware law.

            (c) This Section 5.07 shall survive the consummation of the Merger at the Effective Time, is intended to be for the benefit of the Company, Parent, the Surviving Corporation and each Indemnified Party and such Indemnified Party's heirs and representatives, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

            SECTION 5.08. Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4, shall be shared equally by Parent and the Company.

            SECTION 5.09. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, will, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

            SECTION 5.10. Affiliates. (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, in the Company's reasonable judgment, at the time this Agreement is submitted for approval and adoption to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

            (b) Parent shall use reasonable efforts to cause all persons who are, in Parent's reasonable judgment, "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit A hereto.

            SECTION 5.11. Stock Exchange Listing. To the extent Parent does not issue treasury shares in the Merger or under the Company Stock Plans which are already listed, Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

            SECTION 5.12. Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it will volun-tarily take no action that would cause (to its knowledge after consultation with its independent public accountants) such accounting treatment not to be obtained.

            SECTION 5.13. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF GYNECARE, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF AUGUST 4, 1997, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF GYNECARE, INC.".

            SECTION 5.14. Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action or suffer to exist any condition which action or failure to act or condition would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and each shall use reasonable efforts to obtain the opinion of counsel referred to in Section 6.03(c).

            SECTION 5.15. Five Million Dollar Credit Facility. In the event of any termination of this Agreement (other than any termination (x) pursuant to Section 7.01(b)(iii) or (y) pursuant to Section 7.01(d), provided that the Company shall have wilfully and intentionally breached this Agreement and such breach shall have given rise to Parent's right to terminate under such Section 7.01(d)), Parent and the Company shall enter into the credit agreement attached as Exhibit B hereto (the "Five Million Dollar Credit Facility").

            SECTION 5.16 One Million Dollar Credit Facility. In the event the termination date set forth in Section 7.01(b)(i) hereof is extended pursuant to the first proviso of such Section, Parent hereby commits to loan to the Company, upon the termination of this Agreement in accordance with its terms, an aggregate principal amount of $1 million (the "One Million Dollar Credit Facility") on the terms and subject to the conditions set forth in the Five Million Dollar Credit Facility, except that for purposes of the One Million Dollar Credit Facility, the term "Aggregate Principal Amount" (as defined in the Five Million Dollar

Credit Facility) shall be defined as $1 million; provided, that notwithstanding the foregoing, Parent's obligation pursuant to this Section 5.16 shall be subject to the condition that the Company shall not have wilfully and intentionally breached this Agreement as of November 30, 1997; provided further, that the parties hereto acknowledge and agree that a loan by Parent pursuant to the One Million Dollar Credit Facility shall in no way obligate Parent to make a loan to the Company pursuant to the Five Million Dollar Credit Facility.

                                   ARTICLE VI

                              Conditions Precedent

            SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

            (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and under the Company Stock Plans shall have been approved for listing on the NYSE, subject to official notice of issuance.

            (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition

      (collectively, "Restraints") preventing the consummation of the Merger shall be in effect.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to material adverse effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct except where the failure to be so true and correct would not have a material adverse effect on the Company, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

            (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.10(a) an executed copy of an agreement substantially in the form of Exhibit A hereto.

            (d) No Governmental Litigation. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub,
      (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

            (e) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the Company (or if one shall have occurred, it shall not have been cured).

            (f) Pooling Letters. Parent and the Company shall have received letters, respectively, from Coopers & Lybrand L.L.P., dated as of the Closing Date, addressed to Parent and the Company, stating in substance the matters to be stated by Coopers & Lybrand L.L.P. pursuant to Sections 5.03(b) and 5.02(b), respectively.

            SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to material adverse effect shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct except where the failure to be so true and correct would not have a material adverse effect on Parent, in each case as of the date of this Agreement and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as though made on the Closing Date (or such earlier date). The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

            (c) Tax Opinion. The opinions of Wilson,Sonsini,Goodrich & Rosati, counsel to the Company, and Cravath, Swaine & Moore, counsel to Parent, shall be delivered to the Company and Parent, respectively, in form and substance reasonably satisfactory to the Company, stating that the Merger will be treated for United States Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and that Parent, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon (and Parent, Sub and the Company shall make) customary representations reasonably requested by such counsel. The opinion shall be dated the date that is two business days prior to the date the Proxy Statement is first mailed to stockholders of the Company and shall not have been withdrawn or modified in any material respect.

            (d) No Material Adverse Change. At any time on or after the date of this Agreement, there shall not have occurred any material adverse change in Parent (or, if one shall have occurred, it shall not have been cured).

            SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in
Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.


                                   ARTICLE VII

                        Termination, Amendment and Waiver

            SECTION 7.01. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Stockholder Approval:

            (a) by mutual written consent of Parent, Sub and the Company;

            (b) by either Parent or the Company:

                  (i) if the Merger shall not have been consummated by November
            30, 1997 for any reason; provided, however, that if the Merger shall not have consummated by such date because the waiting period under the HSR Act shall not have expired or been terminated, such date shall be extended to December 31, 1997; provided further, that the right to terminate this Agreement under this

            Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (ii) if any Restraint having any of the effects set forth in
            Section 6.02(d) shall be in effect and shall have become final and nonappealable; or

                  (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof or by written consent;

            (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.03(a) or Section 6.03(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 7.01(c) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 7.01(c) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 7.01(c) if it shall have wilfully and materially breached this Agreement; or

            (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this Section 7.01(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 7.01(d) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and provided further that Parent may not terminate this Agreement pursuant to this Section 7.01(d) if it shall have wilfully and materially breached this Agreement.

            SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the last sentence of Section 5.04, Section 5.08,
Section 5.09, Section 5.15, this Section 7.02 and Article VIII and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.


                                  ARTICLE VIII

                               General Provisions

            SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             if to Parent or Sub, to:

                   Johnson & Johnson
                   Corporate Headquarters
                   General Law Department
                   One Johnson & Johnson Plaza
                   New Brunswick, New Jersey 08933

                   Attention:  Steven M. Rosenberg, Esq.

                   with a copy to:

                   Cravath, Swaine & Moore
                   Worldwide Plaza
                   825 Eighth Avenue
                   New York, NY 10019

                   Attention:  Robert A. Kindler, Esq.

             if to the Company, to:

                   Gynecare, Inc.
                   235 Constitution Drive
                   Menlo Park, CA 94025

                   Attention: Roseanne Hirsch

                   with a copy to:

                   Wilson Sonsini Goodrich & Rosati
                   650 Page Mill Road
                   Palo Alto, CA 94304

                   Attention:  David J. Segre
                               Marty W. Korman

            SECTION 8.03. Definitions. For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

            (b) as it relates to the Company, "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, Vice President and Medical Director or any other executive officer of the Company has actual knowledge of such matter, and as it relates to Parent, the term "knowledge" means, with respect to any matter in question, that any of the Chief Executive Officer, Chief Financial Officer, General Counsel or any other executive officer of Parent has actual knowledge of such matter;

            (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company and Parent, as the case may be, any change or effect that is materially adverse to the business, properties, assets or financial condition of either the Company or Parent and its subsidiaries, taken as a whole, as the case may be; provided, however, that (i) any occurrences relating to the economy in general or such entity's industry in general and not specifically relating to such entity shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to such entity, (ii) the delay or cancelation of orders for the Company's products from customers or distributors (or other resellers) directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company, (iii) the lack of or delay in availability of components or raw materials from the Company's suppliers directly attributable to the announcement of this Agreement or the pendency of the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company and (iv) stockholder litigation brought or threatened against the Company or any member of the Board of Directors of the Company in respect of this Agreement or the Merger shall not be taken into account in determining whether there has been or would be a "material adverse change" or a "material adverse effect" on or with respect to the Company;

            (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

            (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

            SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

            SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement, the Five Million Dollar Credit Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and under standings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Delaware or a Delaware state court.

            SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       JOHNSON & JOHNSON,

                                       by  /S/ JAMES R. UTASKI
                                           ------------------------------------
                                           Name:  James R. Utaski
                                           Title: Vice President,
                                                  Corporate Development


                                        LIMA MERGER CORP.,
                                        by  /s/ FRANK RYAN
                                            -----------------------------------
                                            Name:  Frank Ryan
                                            Title: President


                                        GYNECARE, INC.,

                                        by  /s/ ROSEANNE HIRSCH
                                            -----------------------------------
                                            Name:  Roseanne Hirsch
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                            Form of Affiliate Letter

Dear Sirs:

            The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Gynecare, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of August 4, 1997, among Johnson & Johnson, a New Jersey corporation ("Parent"), Lima Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

            If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the

Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

            The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of Parent or other counsel reasonably satisfactory to Parent (it being expressly agreed that Wilson Sonsini Goodrich & Rosati shall be considered reasonably satisfactory for all purposes under this Agreement) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

            The undersigned hereby further represents to and covenants with Parent that the undersigned has not, within the 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

            In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of

Annex I hereto (or other reasonably satisfactory documentation evidencing compliance with Rule 145) and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

            Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof.

            The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

            There will be placed on the certificates for Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

            "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                        Very truly yours,



Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT A


[Name]                                                                    [Date]


            On       , the undersigned sold the securities of Johnson & Johnson
("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Lima Merger Corp., a Delaware corporation, with and into Gynecare, Inc.

            Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,





            [Space to be provided for description of the Securities.]

                                                                       EXHIBIT B




                           LOAN AND SECURITY AGREEMENT



       LOAN AND SECURITY AGREEMENT, dated as of _______ __, 1997, between


                       J COMPANY a New Jersey corporation

                                 (the "Lender"),

                                       and

                        G COMPANY, a Delaware Corporation

                                (the "Borrower").


            The Borrower has applied to the Lender for a loan of up to the principal amount set forth below, the proceeds of which are to be used as described below. The Lender is willing to make such a loan to the Borrower, and the Borrower is willing to borrow such funds from the Lender, under the terms and conditions as set forth in this Loan and Security Agreement.


                    ARTICLE I. CERTAIN TERMS AND DEFINITIONS

2


This Article I sets forth certain significant terms of this Loan and Security Agreement, as well as the meaning of certain capitalized terms used herein.

"Aggregate Principal Amount" of the Loan shall be $ 5,000,000.

"Borrower's Address" is 235 Constitution Drive, Menlo Park, California.

"Collateral" shall mean property of Borrower of any nature whatsoever, including without limitation, real and personal, tangible and intangible, together with all present and future attachments, additions and accessories thereto, replacements and substitutions therefor and proceeds thereof, including, amounts payable under any insurance policies with respect thereto. For purposes of this Agreement, the term "intangible" shall be deemed to include without limitation "accounts", "instruments", "documents", "chattle paper", "drafts", "checks" and "general intangibles" (including without limitation all forms of intellectual property), as such terms are defined in the Uniform Commercial Code.

"Collateral Location" shall be 235 Constitution Drive, Menlo Park, California.

"Interest Rate" is one percent above the Prime Rate. Each borrowing hereunder shall bear interest at the Interest Rate in effect on the date of such borrowing.

"Loan Commitment Expiration Date" shall be the first anniversary of the date of this Agreement, the date by which all of the funds of the Loan must be drawn down if they are to be drawn down at all.

"Prime Rate" means the prime rate of interest reported from time to time in the Wall Street Journal (or, if not published, such other nationally recognized business periodical as Borrower and Lender shall reasonably agree).

"Purpose of Loan" shall be: Bridge financing of working capital and ordinary operating expenses pending consummation of alternative financing.

3                                                                      EXHIBIT B

Other capitalized terms used in this Agreement, shall have the respective meanings assigned to them herein.


                                ARTICLE II. LOAN

            2.01 Amount and Terms of Loan. Subject to and upon the terms and conditions set forth in this Agreement, Lender agrees to loan to Borrower at any time or from time to time, on or before the Loan Commitment Expiration Date, an aggregate amount not to exceed the Aggregate Principal Amount (the "Loan"), which may be drawn down as provided herein. Borrower shall give the Lender at least three (3) business days prior written notice of each borrowing hereunder (each such borrowing is referred to herein as a "Draw Down"). Only one Draw Down shall be permitted in each month. Each such notice shall specify the date on which Borrower desires to make a Draw Down and the amount of such Draw Down. Each Draw Down shall be in the amount of at least $100,000, shall be in even increments of $50,000 and shall not exceed $1,000,000. Each draw down shall be made on the date specified in such notice, subject to the terms and conditions of Article IV.

            2.02 Note. The Borrower's obligation to pay the principal of, and interest on, each Draw Down shall be evidenced by a promissory note to the order of the Lender, in the form of Exhibit A annexed hereto (each such promissory note is referred to herein as a "Note", and all such promissory notes outstanding hereunder at any time are referred to collectively as the "Notes"), which shall

            2.03 Payment of Principal and Interest. The principal of and interest on each Draw Down shall be paid no later than the third anniversary of the date of this Agreement. Interest shall be paid semi-annually at the Interest Rate in effect at the date of each Draw Down on the outstanding principal amount of such Draw Down from the date thereof until maturity (whether by acceleration or otherwise) and thereafter upon demand. Interest shall be computed on the basis of the actual number of days elapsed

4

over a year of 365 days. Final payment under each Note shall be in the amount of the then unpaid balance of principal and all interest accrued and unpaid thereon.

            2.04 Proceeds from future financings. Notwithstanding the foregoing, Borrower shall pay Lender (i)100% of the proceeds of any debt financing it may obtain after the date of the Merger Agreement, dated August 4, 1997, between Borrower and Lender (the "Merger Agreement") (including any draw-down of additional funds on existing lines of credit but excluding purchase money equipment financing) in excess of $750,000 outstanding in the aggregate at any time, and (ii) 30% of the proceeds (net of reasonable transaction costs) of any equity financing it may obtain (excluding the proceeds of stock option exercises), until all principal and interest due hereunder and under each Note shall have been paid in full to Borrower. Such proceeds shall be paid to Lender directly at the closing of any such financing, rather than being paid to Borrower for subsequent payment to Lender. The provisions of Section 7.01 shall not be applicable to such indebtedness as may be incurred in compliance with the provisions of this Section 2.04

            2.05 Overdue Obligations. In the event that the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of, or interest on, the Loan or any other amount owing hereunder or under any Note, such overdue amounts shall bear (to the extent permitted by applicable law) interest on demand at a rate per annum equal to the lesser of
(a) two percent (2%) per month and (b) the maximum contract rate permitted under applicable law, until such unpaid amount has been paid in full (whether before or after judgment). All interest provided in this Section 2.05 shall be immediately due and payable.

            2.06 Optional Prepayments. Borrower shall have the right at any time, and from time to time, upon at least 5 days' prior written notice to Lender, to prepay any Note in whole or in part. Upon such written notice of Borrower to make such prepayment, the amount therein specified to be prepaid shall be due and payable on the date therein specified for such prepayment, together with accrued interest thereon to such date. No amount so prepaid may be reborrowed under this Agreement.

5                                                                      EXHIBIT B

            2.07 Method of Payment. Borrower shall make each payment hereunder or under any Note by check at the address of Lender set forth below or by wire transmittal to such account as Lender may direct or to such other place or to such other account as Lender may direct from time to time in writing.

            2.08 Use of Proceeds. The proceeds of the Loan shall be used solely in furtherance of the Purpose of the Loan.


                 ARTICLE III. SECURITY, COLLATERAL AND GUARANTY

            3.01 Security Agreement and Collateral. As security for (i) the payment of principal of, and interest on, the Loan and all other obligations, liabilities and indebtedness of the Borrower to the Lender, whether now existing or hereafter arising of every kind or nature whatsoever (collectively, the "Obligations"), and (ii) the performance of and compliance with all the terms of this Agreement and all other agreements with the Lender by the Borrower, the Borrower hereby assigns and grants to the Lender a security interest in the Collateral. The interests of the Lender in the Collateral may be evidenced by one or more duly executed security agreements accompanied by such financing statements, consents and other documents, duly executed, as the Lender may reasonably request. Notwithstanding the foregoing, the security interests granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein is found by a court or other body of competent jurisdiction :
(i) to be contrary to applicable law or (ii) to be prohibited by or to constitiute a default under any agreement or document governing such property, rights or licenses (but only to the extent such prohibition is enforceable under applicable law).

            3.02 Further Assurances. If at any time or times, any item of the Collateral is lost, destroyed, damaged beyond repair and Borrower does not replace or repair such item of Collateral within 90 days, then Borrower shall, at the request and option of the Lender,

6

pay to Lender any net insurance proceeds received for such loss, destruction or damage to such item of the Collateral, in each case within 20 days of the request by the Lender therefor, or as soon thereafter as reasonably practicable. Borrower shall give Lender prompt written notice in the event any item of the Collateral is lost, destroyed, or damaged beyond repair.

            3.03 Other Documents and Instruments. The Borrower shall, at its cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed in all places necessary, in the opinion of the Lender, to perfect and protect the lien or security interest of the Lender in the Collateral. The Borrower hereby authorizes the Lender to file one or more financing statements in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Lender, may at any time be desirable although the same may have been executed only by the Lender, or, at the option of the Lender, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower for this purpose. In the event that any re-recording or refilling thereof (or the filing of any statement of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Borrower shall, at its cost and expense, cause the same to be re-recorded or refiled at the time and in the manner requested by the Lender.


                       ARTICLE IV. CONDITIONS TO BORROWING


            4.01 Conditions to . The commitment of the Lender to allow Borrower to make each and every Draw Down hereunder (including the initial Draw Down) shall be subject to satisfaction in full of the following conditions precedent as of the date of each such Draw Down:

            (a) Lender shall have received a Note duly executed by Borrower in the principal amount of such Draw Down.

7                                                                      EXHIBIT B

            (b) Lender shall have received a certificate, dated the date of such Draw Down, signed by a duly authorized officer of the Borrower stating that: (i) no Event of Default has occurred and is continuing, and there is no event or condition which with notice or the passage of time or both would constitute an Event of Default; (ii) the representations and warranties made by Borrower in
Article V are true and correct on and as of such date and (iii) the Borrower has duly complied with all of the covenants and agreements and other terms of this Agreement;

            (c) no Event or Default shall have occurred and be continuing and there shall be no event or condition which with notice or the passage of time or both would constitute an Event of Default; and


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lender that, except as may be expressly set forth on the Schedule of Exceptions annexed hereto:

            5.01 Organization, Powers, etc. The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has full right, power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Note(s).

            5.02 Authority, etc. The execution, delivery and performance by the Borrower of this Agreement and the Note(s) (i) have been duly authorized by all requisite action and (ii) will not violate any provision of the certificate of incorporation or by-laws, of the Borrower. The execution, delivery and performance of this Agreement and the Note(s), and the borrowing hereunder, by the Borrower will not violate any law or regulation, or any order or decree of any court or governmental instrumentality or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound or affected, or be in conflict with, result in any breach of or constitute (with due notice or passage of time or both) a default under any such

8

indenture, agreement or other instrument. This Agreement and the Note(s) each constitutes the legal, valid and binding obligation of Borrower.

            5.03 Financial Statements. The financial statements of the Borrower furnished to the Lender fairly reflect, in all material respects, the financial condition of the Borrower in accordance with Generally Accepted Accounting Principles consistently applied, as of the date thereof.

            5.04 Title to Properties, Collateral. The Borrower has good and marketable title to all its properties and assets reflected on its financial statements referred to above, including, without limitation, the Collateral. The only indebtedness of Borrower, is as indicated in such financial statements and as of the date hereof does not exceed $750,000. Except for the security interest granted under Article III hereof and the security pledged as collateral for Borrower's existing indebtedness referred to in the immediately preceding sentence, the Collateral is free and clear from all liens, claims, security interests, pledges, mortgages, charges and other encumbrances of all kinds except Permitted Liens. No financing statement or lien covering any of the Collateral or any proceeds thereof is on file in favor of any party except Permitted Liens.

            As used herein, "Permitted Liens" means any of the following:

                (a) Liens arising from judgments, attachments or similar proceedings not constituting an Event of Default;
                (b) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security or similar obligations;
                (c) Liens of carriers, mechanics and materialmen and other like Liens in respect of obligations not overdue;
                (d) such minor defects, irregularities, encumbrances, easements, rights of way, and clouds on title as normally exist with respect to similar properties which do not, individually or in the aggregate, materially impair the use of the property affected hereby;
                (e) Liens of landlords or lessors under leases arising by contract or operation of law;

9                                                                      EXHIBIT B

                (f) Liens arising from purchase money obligations for tangible personal property used in Borrower's business other than inventory, and rights of lessors under capital leases; provided that no such Liens shall extend to any assets of Borrower other than those financed by such a purchase money obligation or capital lease (and accessions and additions thereto and replacements and proceeds thereof);
                (g) leases and licenses (exluded those related to intellectual property) granted to third parties the granting of which does not result in a material adverse effect on the business of Borrower;
                (h) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;
                (i) Liens securing reimbursement obligations of Borrower under documentary letters of credit; provided that such Liens shall attach only to documents relating to such letters of credit, cash collateral therefor, goods covered thereby and products and proceeds thereof;
                (j) Liens which constitute rights of set-off of a customary nature or bankers' Liens on amounts on deposit, whether arising by contract or by operation of law, in connection with arrangements entered into with depository institutions in the ordinary course of business; and
                (k) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings.


            5.05 Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or arbitrator now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, could reasonably be expected would materially adversely affect the condition, financial or otherwise, of the Borrower.

            5.06 Indebtedness. Except as shown on the financial statements referred to in Section 5.03 hereof, Borrower has no other existing or outstanding indebtedness for borrowed monies or funds. No default or event of default or event or condition which with the giving of notice or passage of time or both, would constitute such a default or

10

event of default, exist with respect to any such indebtedness which is an amount in excess of $50,000.

            5.07 Taxes. All federal, state and other tax returns of the Borrower required to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its properties, income, profits and assets which are due and payable have been paid.

            5.8 Absence of Defaults. The Borrower is not in default under its certificate of incorporation or by-laws, and no event has occurred which has not been remedied, cured or waived, which constitutes an Event of Default hereunder, or which constitutes, or which with due notice or passage of time or both, would constitute a default or an event of default by the Borrower under any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound except where any such default or event of default could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

            5.9 Compliance with Laws. The Borrower is, and has conducted its business, in accordance with all applicable laws, rules and regulations of the United States and any state or political subdivision thereof, and Borrower has no knowledge that any of its properties or assets are in violation of any applicable law, rule or regulation of the United States or any state or political subdivision thereof, including, without limitation, any environmental or hazardous waste law, rule or regulation except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

            5.10 Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Agreement or any Note other than filings necessary to perfect any security interests granted hereunder.

            5.11 Disclosure. None of the certificates, statements, reports or other documents furnished to the Lender by the Borrower in connection herewith, (taken together with

11                                                                     EXHIBIT B

Borrower's SEC filings) or this Agreement contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that from the date hereof through and until payment in full of the Obligations and the termination of this Agreement, unless the Lender shall otherwise expressly consent in writing, the Borrower shall:

            6.01 Preservation of Existence and Similar Matters. Preserve and maintain its existence, rights, franchises, licenses and privileges in the jurisdiction of its formation; qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization; conduct its business as currently conducted; keep true and complete books, records and accounts; keeps its properties in good repair; and maintain adequate insurance against fire and such other risks as is customary for similar entities similarly situated except in each case where the failure to do so would not have a material adverse effect.

            6.02 Compliance with Applicable Law. Comply with all applicable laws, rules, and regulations of the United States and any state or political subdivision thereof, including, without limitation, all environmental and hazardous waste laws, rules and regulations except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, of Borrower.

            6.03 Taxes. Promptly pay all taxes, unless contested in good faith, and all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge on its property or assets.

12

            6.04 Notice to Lender. Promptly notify the Lender of the occurrence of any Event of Default or the occurrence of any event or condition which with notice or the passage of time or both would constitute an Event of Default, or the commencement of any action, suit or proceeding which could reasonably be expected to materially adversely affect the condition, financial or otherwise, of the Borrower.

            6.05 Financial Statements. Furnish to the Lender (i) within 90 days after the end of each fiscal year of the Borrower, financial statements of the Borrower as at and for the period then ended, certified in a manner and by independent public accountants reasonably acceptable to the Lender, (ii) within 45 days after the end of each fiscal quarter of the Borrower, financial statements of the Borrower as at and for the period then ended, certified in a manner reasonably acceptable to the Lender by the chief financial officer of the Borrower and (iii) from time to time such other information regarding the operations and affairs of the Borrower as the Lender may reasonably request.

            6.06 Inspection. Subject to reasonable security precautions, allow Lender (or any representative of the Lender) to visit, enter upon and inspect Borrower's premises, any of the other properties of the Borrower and any other location where any of the Collateral may be located, to inspect and examine the tangible Collateral and the books of account and other records and files of the Borrower, and to make copies thereof, all at such reasonable times, upon reasonable notice and as often as the Lender may reasonably request and with the cooperation and assistance of Borrower; provided, however, that the foregoing shall not be deemed to give Lender access to the proprietary intellectual property of Borrower.

            6.07 Use of Proceeds. Use the proceeds of the Loan solely for the specified Purpose of Loan.

            6.08 Further Assurances. Upon reasonable request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such reasonable further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement. In furtherance and not in limitation of the

13                                                                     EXHIBIT B

foregoing, Borrower will supply to Lender promptly upon request such additional financial and other information as Lender may from time to time reasonably request.

                         ARTICLE VII. NEGATIVE COVENANTS

            The Borrower hereby agrees that from the date hereof through and until payment in full of the Obligations and the termination of this Agreement, the Borrower shall not, without the prior written consent of the Lender in each instance:

            7.01 Indebtedness for Borrowed Money. Create, incur, assume or otherwise become or remained obligated in respect of, or permit or suffer to exist or to be created, incurred or assumed, any indebtedness for borrowed monies or funds, except (a) the Loan, (b) any indebtedness existing on the date hereof which has been disclosed heretofore in writing to the Lender,(c) unsecured current liabilities and trade debts incurred in the ordinary course of business and (d) up to $750,000 provided for in Section 2.04, (e) capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (g) of the definition of "Permitted Liens" and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition, (f) other Indebtedness not otherwise permitted by this Section 7.01 not exceeding Fifty thousand dollars ($50,000) in the aggregate outstanding at any time; and extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

            7.02 Guarantees and Loans. Become or remain liable on or under any guarantee issued on behalf of any other person, except for any guarantee existing on the date hereof which has been disclosed heretofore in writing to the Lender, or extend credit to or make any advance or loan of money or goods to any person, except for salary and travel advances made to employees in the ordinary course of business except (a)

14

endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (b) notes accepted in connection with transfers of assets otherwise permitted, (c) employee relations loans in the ordinary course of business, (d) debt obligations received in connection with the bankruptcy or reorganization or customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (e) notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers
(f) extensions of credit in the nature of deposit accounts maintained in the ordinary course of business; and (g) guarantees, extensions of credit, loans, and advances not otherwise permitted by this Section 7.02 not exceeding Fifty thousand dollars ($50,000) in the aggregate outstanding at any time.

            7.03 Liens. Create, incur, assume or permit or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon or defect in title to or restriction upon the use of any of the Collateral, whether owned on the date hereof or hereafter acquired.

            7.04 Transaction with Affiliates. Enter into any transaction or series of transactions whether or not related or in the ordinary course of business, with any affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or its business, as would be obtainable by the Borrower or its business, as the case may be, at the time in a comparable arm's length transaction with a person not an affiliate thereof.

            7.05 Significant Transaction. Enter into any transaction of merger or consolidation, or transfer, sell or assign, lease or otherwise dispose of (other than sales of finished products in the ordinary course of business) all or a substantial part of its properties or assets, or any properties or assets necessary or desirable for the proper conduct of its business, or change the nature of its business or wind up, liquidate or dissolve, or agree to do any of the foregoing unless a condition to the consummation of any such transaction is the repayment of the Loan in full.

15                                                                     EXHIBIT B

               ARTICLE VIII. COVENANTS WITH RESPECT TO COLLATERAL

            8.01 Location of Collateral. Borrower hereby agrees to keep the Collateral at the location set forth as the Collateral Location in Article I, and notify Lender promptly in writing of any change in the location of the Collateral within such State, but not remove the Collateral from such State without the prior written consent of Lender; provided, however, that the foregoing shall not apply to Collateral having an aggregate book value of less than $100,000 which is in the nature of laptop computers, trade show displays and other property which is moved to other locations from time to time in the ordinary course of business.

            8.02 Affixation, Consents. Borrower and Lender agree that regardless of the manner of affixation, the Collateral shall remain personal property and not become part of the real estate. If requested by the Lender, the Borrower shall use reasonable efforts to provide prior to the advance of any amount hereunder appropriate landlord and/or mortgagee consents in form satisfactory to the Lender to permit the Lender to have access to and the right, if permitted under this Agreement, to remove the Collateral.

            8.03 Rights in Collateral. Borrower will not misuse, fail to keep in good repair, secrete, or without the prior written consent of Lender, and notwithstanding Lender's claim to proceeds, sell, rent, lend, encumber or transfer any of the Collateral other than (a) transfers of inventory in the ordinary course of business, (b) transfers of licensed and similar arrangements for the use of property or Borrower for which Lender has given its prior written consent; (c) tranfers of worn-out or obsolete equipment, (d) transfers which constitute liquidation of cash equivilants and (e) other transfers not otherwise permitted by this Section 8.03 not exceeding Fifty thousand dollars ($50,000) in the aggregate in any fiscal year. Without the prior written consent of Lender, the Borrower will not relinquish possession or use of the Collateral or assign or transfer (by succession or otherwise) any of its rights hereunder except as permitted by the immediately preceding sentence.

16

            8.04 Indemnification. Borrower will pay when due and will indemnify Lender against: (i) any and all liabilities, damages, claims, fees and expenses of every kind and nature whatsoever in any way arising out of the possession, operation, use, return or other disposition of the Collateral, including, without limitation, any claims based on strict or absolute liability in tort or by statute imposed or arising from patent or latent defects in the Collateral (whether or not discoverable by the Borrower or Lender) but excluding any liability, damages, claims, fees and expenses, arising out of Lender's gross negligence or willful misconduct, and (ii) any and all taxes, fees, assessments and/or other charges of any nature, together with any related interest, fines or penalties thereon, imposed, levied or assessed by any governmental authority against the Lender or the Borrower with respect to the Collateral or upon the purchase, possession, operation, use, return or other disposition of the Collateral or upon the rents, receipts or earnings arising therefrom or upon or with respect to this Agreement (but excluding taxes on Lender's net income).

            8.05 Use of Collateral. Borrower agrees that the Collateral shall be used for business and commercial purposes solely, and none of the Collateral shall be used for personal, family or agricultural purposes.

            8.06 Damage to Collateral. In the event that any tangible Collateral is damaged, but not beyond repair, the Borrower will be responsible for restoring the Collateral to the condition required by this Agreement unless Borrower reasonably determines that it would not be in its best interest to do so.

                     ARTICLE IX. INSURANCE AND RISK OF LOSS

            9.01 Insurance Policies. All risk of loss of, damage to or destruction of the Collateral shall at all times be on Borrower. Borrower will procure forthwith and maintain fire insurance with extended or combined additional coverage on the Collateral for the full insurable value thereof for the term of this Agreement, plus usual and common insurance against public liability for bodily injury and property damage resulting from the use of the Collateral and for damage, destruction and loss of use of property of third persons resulting therefrom. Such insurance policy or policies will (i)

17                                                                     EXHIBIT B

name Lender as loss payee with respect to the property coverage and an additional insured with respect to the liability coverage., (ii) provide that such policies may be altered or canceled only after thirty (30) days' prior written notice to Lender, (iii) recognize explicitly and include a consent to the right of Lender to assign its rights thereunder, and (iv) contain such other provisions as Lender may from time to time reasonably request.

            9.02 Certain Rights of Lender. Effective after the occurrence and during the continuance of an Event of Default, Borrower hereby appoints Lender as Borrower's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts for, loss or damage under any such insurance policy. If the Borrower fails to comply with any obligation to obtain and maintain insurance policies in accordance with this Article, then Lender may itself comply with any such obligation, and, in such case, Borrower will upon demand reimburse Lender for the costs and expenses incurred in connection with Lender's performance of such obligation. Lender is under no duty to determine the existence of insurance or to advise Borrower of compliance with the above.


                    ARTICLE X. EVENTS OF DEFAULT AND REMEDIES

            10.01 Events of Default. For the purposes of this Agreement, an "Event of Default" shall mean if any one or more of the following events (each, an "Event of Default") shall occur for any reason whatsoever, that is to say:

            (a) The Borrower shall default in the repayment of principal of the Loan, payment of interest on the Loan or payment of any other amount payable hereunder or under any Note, within ten (10) days after any of the foregoing shall become due;

            (b) Default shall be made in the due observance or performance of any of the covenants contained in Articles VII or VIII;

18

            (c) Default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed hereunder and such default shall continue for 30 days after written notice thereof to the Borrower by the Lender;

            (d) Default shall occur (and be continuing after the expiration of any applicable grace or cure period) with respect to any other indebtedness for borrowed money (other than Senior Indebtedness, as defined below, to Silicon Valley Bank) of the Borrower in an aggregate principal amount in excess of $50,000 or under any other instrument or agreement creating or evidencing such indebtedness if the effect of such default is to cause or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity;

            (e) The Borrower shall: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy or such other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a trustee, receiver, custodian or liquidator of itself or of all or a substantial part of its property; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate or partnership actions, as applicable, for the purpose of effecting any of the foregoing;

            (f) A case or other proceeding shall be commenced against the Borrower, in any court of competent jurisdiction, seeking relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or the appointment of a trustee, receiver, custodian or liquidator if itself or of all or a substantial part of its property and such case or other proceeding is not dismissed within 60 days;

            (g) Any representation or warranty made by Borrower in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished to

19                                                                     EXHIBIT B

Lender in connection with this Agreement proves to have been false or misleading in any material respect as of the time when made;

            (h) The Borrower merges into or with any other entity or sells, leases or otherwise transfers substantially all of its property or assets or if any person or group of persons owns or controls, after the date hereof, more than 50% of the voting stock of Borrower.

            (i) The Lender's security interest with respect to the Collateral is terminated, voided or otherwise rendered ineffective other than by an action of Lender.

            10.02 Remedies.

            (a) Acceleration, Termination. Upon the occurrence of an Event of Default, the following provisions shall apply:

                  (i) Automatic. Upon the occurrence of an Event of Default specified in Section 10.01, paragraphs (e) or (f), (A) the principal of, and the interest on, the Loan at the time outstanding and all of the other obligations of the Borrower hereunder, including, the other amounts owed to the Lender under this Agreement and all other Obligations shall become automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Borrower (notwithstanding anything contained herein or in any Note to the contrary) and (B) the obligation of the Lender to lend hereunder shall immediately and automatically terminate.

                  (ii) Optional. If any Event of Default (other than an Event of Default specified in Section 10.01, paragraph

20

                        (f),(g) or (i)) shall have occurred and be continuing, then the Lender may, by written notice to the Borrower:
                        (A) declare to be forthwith due and payable the principal of, and interest on, the Loan at the time outstanding and all of the other obligations of the Borrower hereunder, including, the other amounts owed to the Lender under this Agreement and all other Obligations, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (notwithstanding anything contained herein or in any Note to the contrary) and (B) declare its commitment to lend hereunder terminated, whereupon the obligation of the Lender to lend hereunder shall immediately terminate.

            (b) Remedies as to Collateral. Upon the occurrence of any Event of Default and at any time thereafter so long as the same continues and has not been remedied, Lender may, at its option and subject to applicable law, exercise one or more of the following remedies as Lender, in its sole discretion, may elect: (i) without notice, liability or legal process, enter into any premises or upon any land where the Collateral may be or where Lender reasonably believes the Collateral may be, and using all force permitted by applicable law, disassemble and render unusable the Collateral, disconnect and separate the Collateral from any other property connected to the Collateral and/or take possession and remove all or any item of the Collateral; (ii) sue at law or in equity to enforce performance of this Agreement or to recover damages for breach thereof; (iii) sell the Collateral at a private or public sale or re-lease the Collateral; or (iv) exercise any other right or remedy which may be available to Lender under the Uniform Commercial Code or other applicable law. In addition, Borrower shall be liable for any and all unpaid obligations and other amounts due hereunder before or during the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses incurred by reason of the exercise of Lender's remedies with respect thereto, including,

21                                                                     EXHIBIT B

without limitation, all costs and expenses incurred in connection with placing the Collateral in the condition required to be in compliance with all statutes, laws, ordinances, regulations and governmental orders. Any proceeds of sale or any obligation payments received under a new agreement which relate solely to the use of the Collateral less reasonable attorneys' fees and all other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of Lender's remedies with respect thereto will be applied to the Obligations and Borrower will remain liable for any remaining balance due of the unpaid Obligations. Borrower's liability will not be reduced by reason of any failure of Lender to sell or re-let any of the Collateral. To the extent permitted by applicable law, Borrower hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lender to mitigate Lender's damages as set forth in this Article or which may otherwise limit or modify any of the Lender's rights and remedies hereunder. Borrower further agrees that in connection with Lender's exercise of its remedies under clause (i) above, Borrower will not hinder or delay Lender in any way and will, if requested, assist Lender in disassembling, taking possession and/or removing the Collateral.

            10.03 Rights and Remedies. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, in the Note(s) or in any other document or instrument delivered in connection with or pursuant to this Agreement, or to enforce the payment of the Note(s) or any other legal or equitable right or remedy.

            10.04 Non-Exclusive Remedies. No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in any Note or in any other instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

22

            10.05 Overdue Payments. To the extent that Lender does not exercise any of the above remedies in connection with any Event of Default arising from the failure of Borrower to pay to Lender any amounts when due, and without limiting the right of Lender to exercise any such remedies, Borrower shall pay all amounts provided to be paid under Section 2.04 hereof.


                            ARTICLE XI. MISCELLANEOUS

            11.01 Assignability. This Agreement and the rights and obligations hereunder shall extend to, be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns. The obligation of the Lender to make the Loan hereunder shall not inure to the benefit of any successors or permitted assigns of the Borrower. Except as provided for in the next sentence, the Borrower shall not have the right to assign this Agreement (or any interest herein or part hereof) except with the prior written consent of the Lender. The Lender may at any time, with or without notice to Borrower, sell, assign or otherwise transfer all or any portion of its rights and benefits under this Agreement and any and all Notes or its rights and interest in the Collateral , and in the event of any such transfer by the Lender, all references herein to the Lender shall be deemed a reference to the Lender's transferee to the extent of its interest. The Borrower hereby consents to the disclosure of financial or other information received by the Lender concerning the Borrower to the Lender's transferee (or prospective transferees) on a confidential basis other than to a competitor of Borrower.

            11.02 Nonliability of Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower. The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

            11.03 Usury. In no event shall the amount of interest due or payable on the Loan exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall

23                                                                     EXHIBIT B

be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable law.

            11.04 Agreement Regarding Interest and Charges. THE PARTIES HERETO HEREBY AGREE AND STIPULATE THAT THE ONLY CHARGE IMPOSED UPON THE BORROWER FOR THE USE OF MONEY IN CONNECTION WITH THIS AGREEMENT IS AND SHALL BE THE INTEREST DESCRIBED IN SECTION 2.03. THE PARTIES HERETO FURTHER AGREE AND STIPULATE THAT ALL OTHER CHARGES IMPOSED BY THE LENDER ON THE BORROWER IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY AND ALL DEFAULT CHARGES, LATE CHARGE, ATTORNEYS' FEES AND REIMBURSEMENT FOR COSTS AND EXPENSES PAID BY THE LENDER TO THIRD PARTIES OR FOR DAMAGES INCURRED BY THE LENDER, ARE CHARGES MADE TO COMPENSATE THE LENDER FOR ADMINISTRATIVE SERVICES AND COSTS OR LOSSES PERFORMED OR INCURRED, AND TO BE PERFORMED OR INCURRED, BY THE LENDER IN CONNECTION WITH THIS AGREEMENT AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY. ALL CHARGES OTHER THAN CHARGES FOR THE USE OF MONEY SHALL BE FULLY EARNED AND NONREFUNDABLE WHEN DUE.

            11.05 Litigation.

            (a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER ARISING OUT OF THIS

24

AGREEMENT OR ANY NOTE OR IN CONNECTION WITH THE COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE.

            (b) THE BORROWER AND THE LENDER EACH HEREBY AGREE THAT ANY FEDERAL DISTRICT COURT LOCATED IN NEW JERSEY OR, AT THE OPTION OF THE LENDER, ANY STATE COURT LOCATED IN NEW JERSEY, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE LENDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY NOTE OR TO ANY MATTER ARISING HEREUNDER OR THEREUNDER OR THE COLLATERAL. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE BORROWER'S ADDRESS FOR NOTICES. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER OR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

            (c) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE REPAYMENT OF THE

25                                                                     EXHIBIT B

LOAN AND THE PAYMENT OF ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER ANY OR ALL OF THE NOTES AND THE TERMINATION OF THIS AGREEMENT.

            11.06 Expenses. In the event that the Lender shall attempt to collect, enforce, protect, maintain, preserve or foreclose its interest with respect to this Agreement, any Note or any Collateral, the Borrower shall pay all of the costs and expenses of such collection, enforcement, protection or other action, including, without limitation, reasonable in-house and outside attorneys' fees and disbursements, which amounts shall become part of the Obligations.

            11.07 Indemnification. The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Lender and its directors, officers, agents and employees from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, amounts paid in settlement, court costs and reasonable attorneys' fees and disbursements) incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) in connection with any litigation, investigation, claim or proceeding arising out of this Agreement, the transactions contemplated hereby or any actual or proposed use by the Borrower of the proceeds of the Loan. If and to the extent that the obligations of the Borrower under this Section 11.07 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            11.08 Survival. All representations and warranties contained in this Agreement will survive the execution and delivery of this Agreement. All indemnities and agreements of the Borrower contained in this Agreement or in any document or certificate delivered by the Borrower pursuant hereto or in connection herewith, including, without limitation, the obligations of the Borrower contained in Section 11.06, the indemnities to which the Lender is entitled under the Section 11.07 and the waiver of jury trial and submission to jurisdiction contained in Section 11.05, shall survive termination of this Agreement and payment in full of the Obligations.

26

            11.09 Entire Agreement. This Agreement constitutes the complete agreement of the parties regarding the subject matter hereof and supersedes any prior or contemporaneous oral or written representation, warranty or agreement with respect thereto.

            11.10 Waiver. The failure or delay of either party at any time or times to require performance of any provision hereof or exercise any rights or remedies hereunder shall in no manner affect such party's rights at a later time to enforce or exercise the same. No waiver by either party of any provision or breach of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of such provision or breach or a waiver of any other provision or breach. Any waiver shall be in writing and signed by a duly authorized officer of the Lender, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing.

            11.11 Waiver and Protest. The Borrower waives notice of non-payment of any of the Obligations, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans and advances made or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

            11.12 Modifications and Amendments. This Agreement shall not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto.

            11.13 Notices. Any notice to be given hereunder by either party to the other party shall be in writing and delivered personally, or sent by national overnight delivery service or postage pre-paid registered or certified U.S. mail, and shall be deemed given when delivered:

If to Lender:

27                                                                     EXHIBIT B

         Attention:  President

If to Borrower:  Borrower's Address set forth in Article I

or to such other address as either party shall hereafter designate by notice given in accordance with this Section.

            11.14 Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed therein.

            11.15 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

            11.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement.

            11.17 Severability. If and to the extent that any provision (or any part thereof) of this Agreement is held to be invalid, illegal or unenforceable, such holding shall in no way affect or impair the validity, legality or enforceability of the remainder of this Agreement.

            11.18 Subordination. The Loan evidenced by the Note(s) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all of Borrower's Senior Indebtedness. "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the Loan, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Borrower, to Silicon Valley Bank under that certain Business Loan Agreement dated as of July 12, 1995, as modified by a Loan Modification

28

Agreement, dated as of December 17, 1996 and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness. No indebtedness incurred by Borrower which causes the aggregate principal amount of such indebtedness outstanding to exceed $875,000 (but only to the extent of such excess) or which is incurred at a time when the aggregate principal amount of such indebtedness outstanding exceeds $875,000 shall be Senior Indebtedness.

            (a) Insolvency Proceedings. If there shall occur any receivership, insolvency assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, (i) the holder(s) of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness (including any interest thereon accruing at the contract rate after the commencement of any such proceedings, whether or not allowed as a claim in such proceedings) then outstanding before Lender shall be entitled to receive any payment or distribution, whether in case, securities or other property, in respect of the principal of, interest on or other amounts due with respect to this Agreement and the Notes at the time outstanding, and (ii) any payment or distribution, whether in cash, securities or other property, (other than securities of Borrower or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Section 11.18 to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Section 11.18) be payable or deliverable in respect of the amounts due under this Agreement and the Note(s) shall be paid or delivered directly to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each) or to a trustee or other representative for holder(s) of Senior Indebtedness.

            (b) Permitted Payments Default on Senior Indebtedness. Notwithstanding any provision to the contrary contained in this Agreement and the Note(s), so long as there shall not have occurred and be continuing an event of default which has been

29                                                                     EXHIBIT B

declared in writing, or is automatically effective in the case of bankruptcy or insolvency events, with respect to any Senior Indebtedness (as such event of default is defined therein or in the instrument under which it is outstanding), which event of default permits the holder to accelerate the maturity thereof (a "Senior Default"), Borrower shall be permitted to make, and Lender to accept and receive, regularly scheduled payments of principal and accrued interest under this Agreement and the Note(s) and any payment contemplated by Section 2.4. Notwithstanding anything to the contrary contained in this Section 11.18, Borrower shall not make and Lender shall not receive any payment of any kind of amounts payable under this Agreement or the Note(s) after delivery by a holder of Senior Indebtedness to Borrower and Lender of written notice that a Senior Default has occurred; provided, however, that such payments may thereafter be made if such holder of Senior Indebtedness consents to such payments in writing or agrees in writing that such Senior Default has been cured or waived.

            (c) Acceleration; Enforcement Rights. Lender, prior to the payment in full in cash of the Senior Indebtedness shall have no right to accelerate the maturity of the amounts due under this Agreement and the Note(s) or otherwise demand payment thereof, enforce any claim with respect to the amounts due under this Agreement and the Note(s), institute or attempt to institute any bankruptcy or insolvency proceedings against Borrower or otherwise to take any action against Borrower or Borrower's property without the prior written consent of each holder of Senior Indebtedness.

            (d) Turnover of Payments. Except for payments permitted under
Section 11.18(b), should, after receipt by Lender of written notice of a Senior Default, any payment or distribution, whether in cash, securities or other property, be received by Lender upon or with respect to the amounts payable under this Agreement and the Note(s) by any means, including, without limitation, setoff, prior to the payment in full in cash of the Senior Indebtedness, Lender shall receive and hold the same in trust, as trustee, for the benefit of the holder(s) of the the Senior Indebtedness, and shall forthwith deliver the same to the holder(s) of the Senior Indebtedness (ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each)

30

or to a trustee or other representative for holder(s) of Senior Indebtedness in precisely the form received for application to the Senior Indebtedness (whether or not it is then due).

            (e) Further Assurances. Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by holder(s) of Senior Indebtedness, and as a condition to Lender's rights hereunder, Borrower may require that Lender execute such forms of subordination agreement; provided that such forms shall not impose on Lender terms less favorable then those provided herein.

            (f) Other Indebtedness. No indebtedness which does not constitute Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Agreement and the Note(s).

            (g) Subrogation. Subject to the payment in full in cash of all Senior Indebtedness and the termination of any commitments to lend under the agreements or instruments governing such Senior Indebtedness, Lender shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 11.18) to receive payments and distributions of assets of Borrower applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between Borrower and its creditors, other than the holder(s) of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of this Agreement and the Note(s); and for purposes of such subrogation, no payments or distributions to the holder(s) of Senior Indebtedness to which Lender would be entitled except for the provisions of this
Section 11.18 shall, as between Borrower and its creditors, other than the holder(s) of Senior Indebtedness and Lender, be deemed to be a payment by Borrower to or on account of the Senior Indebtedness.

            (h) No Impairment. Subject to the rights, if any, of the holder(s) of Senior Indebtedness under this Section 11.18 to receive cash, securities or other properties otherwise payable or deliverable to Lender and the other restrictions set forth in this Section 11.18, nothing contained in this Section
11.18 shall impair, as between Borrower and Lender, the obligation of Borrower, subject to the terms and conditions hereof, to pay

31                                                                     EXHIBIT B

to Lender the principal hereof and interest hereon as and when the same become exercising all rights, powers and remedies provided herein or by applicable law.

            (i) Lien Subordination. Any Lien of Lender on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Borrower or by law, notwithstanding the date or order of attachment or perfection of any such Lien or the provisions of any applicable law. Until payment in full in cash of all of Borrower's Senior Indebtedness, Lender agrees that a holder of Senior Indebtedness may dispose of any or all of the collateral for the Senior Indebtedness held by such holder free and clear of any and all Liens in favor of Lender in accordance with applicable law including taking title to such collateral after notice to Lender. Lender agrees that any such sale or other disposition by a holder of Senior Indebtedness as is necessary to satisfy in full, all of the principal of, interest on and reasonable costs of collection of the Senior Indebtedness shall be made free and clear of any Lien granted to Lender provided the entire proceeds (after deducting reasonable expenses of sale) are applied to reduce the Senior Indebtedness. Upon the request of a holder of Senior Indebtedness, Lender shall execute and deliver or cause to be executed and delivered any releases or other documents and agreements that a holder of Senior Indebtedness may reasonably request to dispose of the collateral for the Senior Indebtedness free of any Lien of Lender in such collateral.

            (j) Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Lender until payment in full in cash of the Senior Indebtedness. At any time and from time to time, without consent of or notice to Lender or any other holder of Notes issued under the Note Purchase Agreement and without impairing or affecting the obligations of Lender hereunder: (i) the time for Borrower's performance of, or compliance with any agreement relating to Senior Indebtedness may be modified or extended or such performance may be waived; (ii) a holder of Senior Indebtedness may exercise or refrain from exercising any rights under any agreement relating to the Senior Indebtedness; (iii) any agreement relating to the Senior Indebtedness may be revised, amended or otherwise

32

modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of Borrower, any holder of Senior Indebtedness or any guarantor thereunder; (iv) payment of Senior Indebtedness or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Indebtedness may be renewed in whole or in part; (v) any Person liable in any manner for payment of the Senior Indebtedness may be released by a holder of Senior Indebtedness; (vi) a holder of Senior Indebtedness may make loans or otherwise extend credit to Borrower whether or not any default or event of default exists with respect to such Senior Indebtedness; and (vii) a holder of Senior Indebtedness may take and/or release any Lien at any time on any collateral now or hereafter securing the Senior Indebtedness and take or fail to take any action to perfect any Lien at any time granted therefor, and take or fail to take any action to enforce such Liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Indebtedness, as the same may have been modified, extended, renewed or refunded. Lender has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition.

            (k) Lender's Waivers. Lender hereby expressly waives for the benefit of the holder(s) of Senior Indebtedness (i) all notices not specifically required pursuant to the terms of this Note whatsoever, including without limitation any notice of the incurrence of Senior Indebtedness; (ii) any claim which Lender may now or hereafter have against a holder of Senior Indebtedness arising out of any and all actions which a holder of Senior Indebtedness in good faith, takes or omits to take with respect to the Senior Indebtedness (including, without limitation, (A) actions with respect to the creation, perfection or continuation of Liens in or on any collateral security for the Senior Indebtedness, (B) actions with respect to the occurrence of an event of default under any Senior Indebtedness, (C) actions with respect to the foreclosure upon, sale, release , or depreciation of, or failure to realize upon, any of the collateral security for the Senior Indebtedness and (D) actions with respect to the collection of any claim for all or any part of the Senior Indebtedness or the valuation, use, protection or release of any collateral security for the Senior Indebtedness); and (iii) any right to require holders of Senior Indebtedness to exhaust any collateral or marshall any assets.

33                                                                     EXHIBIT B

            (l) Reliance of Lender(s) of Senior Indebtedness. Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Agreement and the Note(s), and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions acquiring and holding or continuing to hold, such Senior Indebtedness.

            (m) No other Senior collateral. No Senior Creditor shall have any rights senior to those of Lender in any property of Borrower which is not collateral for Senior Indebtedness as of the date of the Merger Agreement.

34

            IN WITNESS WHEREOF, the parties hereto intending legally to be bound hereby, have each caused this Agreement to be duly executed as of the date first above written.


LENDER:                                        BORROWER:

J COMPANY                                      G COMPANY



By:________________________            By:__________________________

Name:______________________            Name:________________________
Title:_____________________            Title:_______________________

35                                                                     EXHIBIT B



                                    EXHIBIT A

                                 PROMISSORY NOTE

$______________                                ________ __, 199_


            FOR VALUE RECEIVED, G COMPANY , a Delaware corporation (the "Borrower"), hereby promises to pay to the order of J COMPANY, a New Jersey corporation (the "Lender"), its successors and assigns, at U.S. Route 22, Somerville, New Jersey 08876, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of _________________________________ Dollars ($________) on third anniversary of the Loan and Security Agreement referred to below or on such earlier dates as are set forth in the Loan and Security Agreement. This Note shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days on the unpaid principal

36

amount hereof at the Interest Rate, which interest shall be payable as set forth below, at maturity (whether by acceleration or otherwise) and thereafter upon demand.

            The interest on this Note shall be payable semi-annually. The principal shall be paid in full on third anniversary of the Loan and Security Agreement or earlier as provided in the Loan and Security Agreement.

            In the event that the Borrower shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Note, such overdue amounts shall bear (to the extent permitted by applicable law) interest on demand at a rate per annum equal to the lesser of
(a) two percent (2%) per month in excess of the otherwise applicable rate, until such unpaid amount has been paid in full (whether before or after judgment).

            This Note is one of the promissory notes referred to in and is secured by the loan and security agreement dated ________ __, 1997 (the "Loan and Security Agreement") between the Borrower and the Lender, and is subject to certain terms and conditions set forth therein. Any capitalized terms used and not defined in this Note shall have the respective meanings set forth in the Loan and Security Agreement.

            Reference is made to the Loan and Security Agreement for certain rights of the Lender hereunder, including, without limitation, the right of the Lender to accelerate the principal balance hereof and the interest accrued and unpaid thereon upon the occurrence of an Event of Default under the Loan and Security Agreement.

            If this Note (or any interest payment hereunder) becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of New Jersey or California, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

37

            The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, all rights of setoff and all rights to interpose counterclaims and cross-claims in any litigation with respect to this Note, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

            In the event that the Lender or any holder hereof shall refer this Note to an attorney for enforcement or collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in attempting or effecting enforcement or collection hereof, including reasonable attorneys' fees, whether or not suit is instituted.

            This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged. This Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.

            Each of the Lender and the Borrower hereby waives trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which any action may be commenced by or against the Borrower arising out of this Note. The Borrower and the Lender each hereby agree that any Federal District Court located in New Jersey, shall have jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining directly or indirectly to this Note. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts.

            The foregoing waivers have been made with the advice of counsel and with a full understanding of the legal consequences thereof, and shall survive the payment of all amounts payable hereunder.

38

            This Note shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to performed therein.



                                       BORROWER:

                                       J COMPANY



                                       By:______________________

                                       Name:____________________

                                       Title: __________________

                                                                       EXHIBIT C


Guidant Corporation

Mayfield Fund

Roseanne Hirsch

Malcolm M. Farnsworth

Glenn Foy

Augustine Lien

Milton McColl

Lad Burgin

Grant Heidrich

Alan Levy

Mary Lake Polan

F. Thomas Watkins III

Elizabeth Connell

                                                              EXHIBIT 99.2


                           STOCKHOLDER AGREEMENT dated as of August 4, 1997,
                  among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").


         WHEREAS Parent, Lima Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Gynecare, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

         WHEREAS as of the date hereof each Stockholder beneficially owns the number of shares of common stock, par value $.001 per share, of the Company ("Company Common Stock") set forth opposite his or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement;

         NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. Representations and Warranties of each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself or itself as follows:

         (a) Authority. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of the Articles of Incorporation or By-laws (or other comparable organizational documents, if any) of the Stockholder, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree, applicable to the Stockholder or to the Stockholder's property or assets, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, including the Subject Shares. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this

Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

         (b) The Subject Shares. The Stockholder is the beneficial owner of, and on or prior to August 11, 1997 will be the record owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his or its name on Schedule A attached hereto, free and clear of any Liens whatsoever. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

         2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Certificate of Incorporation or By-laws of Parent, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license, statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to Parent or to Parent's property or assets.

         3. Covenants of each Stockholder. Until the termination of this Agreement in accordance with Section 7, each Stockholder, severally and not jointly, agrees as follows:

         (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by initiating a written consent solicitation if requested by Parent, vote (or cause to be voted) the Subject Shares (and each class thereof) in favor of the Merger, the approval and adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

         (b) The Stockholder shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement with respect to the Subject Shares.

         (c) If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, a Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, such Stockholder shall deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

         (d) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate the Stockholder's right to vote the Subject Shares on behalf of such trust in accordance with this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

         (e) Each Stockholder shall cause this Agreement to be filed with the Secretary of the Company.

         4. Grant of Irrevocable Proxy; Appointment of Proxy. (a) Without in any way limiting the Stockholder's right to vote the Subject Shares in its sole discretion on any other matters that may be submitted to a stockholder vote, consent or other approval (including by written consent), each Stockholder hereby irrevocably grants to, and appoints, Parent and Peter S. Galloway and Steven M. Rosenberg, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of adoption of the Merger Agreement.

         (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

         (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law (the "DGCL").

         5. Certain Events. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

         (b) Each Stockholder agrees that such Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section 5.13 of the Merger Agreement.

         6. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholders, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         7. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement.

         8. General Provisions.

         (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

         (c) Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties.

         (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

         9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of each Stockholder set forth in Section 1(b) hereof shall be subject to the foregoing provisions of this Section 9. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any court of the United States located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a court of the United States located in the State of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

         10. Public Announcements. Except as required by law, no Stockholder shall issue any press release or other public statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of Parent.

         11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                           JOHNSON & JOHNSON,

                           By:      /s/ JAMES R. UTASKI
                                    --------------------------------------------
                                    Name:    James R. Utaski
                                    Title:   Vice President,
                                             Corporate Development


                                    Stockholders


                                    /s/ ROSEANNE HIRSCH
                                    --------------------------------------------
                                    Roseanne Hirsch


                                    /s/ MALCOLM M. FARNSWORTH, JR.
                                    --------------------------------------------
                                    Malcolm M. Farnsworth, Jr.


                                    /s/ AUGUSTINE Y. LIEN
                                    --------------------------------------------
                                    Augustine Y. Lien


                                    /s/ MILTON MCCOLL, M.D.
                                    --------------------------------------------
                                    Milton McColl, M.D.


                                    /s/ A. LAD BURGIN
                                    --------------------------------------------
                                    A. Lad Burgin


                                    /s/ ALAN LEVY
                                    --------------------------------------------

                                    Alan Levy, Ph.D.


                                    /s/ MARY LAKE POLAN
                                    --------------------------------------------
                                    Mary Lake Polan, M.D., Ph.D.


                                    /s/ F. THOMAS WATKINS III
                                    --------------------------------------------
                                    F. Thomas Watkins III


                                    /s/ A. GRANT HEIDRICH
                                    --------------------------------------------
                                    A. Grant Heidrich


                           MAYFIELD ASSOCIATES FUND II


                           By:      /s/ A. GRANT HEIDRICH
                                    --------------------------------------------
                                    Name:    A. Grant Heidrich
                                    Title:   General Partner


                           MAYFIELD VII

                           By:      Mayfield VII Management
                                    Partners, its general partner



                           By:      /s/ A. GRANT HEIDRICH
                                    --------------------------------------------
                                    Name:    A. Grant Heidrich

                                    Title:   General Partner


                           ORIGIN MEDSYSTEMS, INC.


                           By:      /s/ RONALD W. DOLLENS
                                    --------------------------------------------
                                    Name:    Ronald W. Dollens
                                    Title:   Chairman of the Board
                                             and President and Chief
                                             Executive Officer of
                                             Guidant Corporation


                                    /s/ GLENN FOY
                                    --------------------------------------------
                                    Glenn Foy

                                   SCHEDULE A

                                                                    Number of Shares
                                                                       of Company
 Name and                                                             Common Stock
Address of                                                           Owned or to be
Stockholder*                                                        Owned of Record
-----------                                                         ---------------
Guidant Corporation                                                    2,520,348
135 Constitution Drive
Menlo Park, CA 94025
Attention:  F. Thomas Watkins III

Mayfield Fund                                                          1,349,550
2800 Sand Hill Road
Suite 200
Menlo Park, CA 94025
Attention:  A. Grant Heidrich

Roseanne Hirsch                                                           50,000

Malcolm M. Farnsworth                                                    105,834

Glenn Foy                                                                 26,608

Augustine Lien                                                            58,772

Milton McColl                                                             49,170

Lad Burgin                                                                 8,664

Grant Heidrich                                                            10,527

Alan Levy                                                                 10,527

Mary Lake Polan                                                            9,924

F. Thomas Watkins III                                                     10,527

Elizabeth Connell                                                          8,664

--------

         * Unless an address is otherwise set forth below, the address for such stockholder shall be the address of the Company set forth in Section 8.02 of the Merger Agreement.